UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2017

IMMUNE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

On December 7, 2017, the Audit Committee of Immune Pharmaceuticals, Inc. (the “Company”) notified BDO USA, LLP ("BDO"), the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, that the Company and its Audit Committee had determined to dismiss BDO effective as of such date. On and effective as of December 7, 2017, the Company entered into an engagement letter with Marcum, LLP (“Marcum”) as approved by the Audit Committee, and engaged Marcum to act as the Company’s independent registered public accounting firm.

BDO’s audit reports on the Company’s financial statements for the years ended December 31, 2016 and 2015 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles except as follows:

BDO’s audit reports stated that the Company’s financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the financial statements, the Company had negative working capital, an accumulated deficit and recurring losses from operations as of the date of each financial statement and the Company expects continuing future losses, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

During the Company’s two most recent fiscal years and any subsequent interim period through September 30, 2017, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to refer to the subject matter thereof regarding its report. During the fiscal years ended December 31, 2016 and 2015 and any subsequent interim period through September 30, 2017, there have been no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission, except that the Company’s internal control over financial reporting were not effective due to the existence of material weaknesses in the Company’s internal control over financial reporting, identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, relating to the lack of sufficient entity level controls, lack of segregation of duties due to lack of sufficient accounting and finance personnel, accounting for complex financial transactions and lack of a sufficient technology infrastructure to support the financial reporting function. The Audit Committee has discussed these matters with BDO for the fiscal year ended December 31, 2016 and for the fiscal year ended December 31, 2015 and management has begun to implement remediation measures as disclosed in the Company’s periodic reports.

The Company has provided BDO a copy of the foregoing statements as of the date hereof. The Company intends to file as an exhibit to an amendment to this report a copy of BDO’s letter to the SEC stating whether it agrees or disagrees with the statements made in this report.

During the Company’s two most recent fiscal years and any subsequent period through September 30, 2017, neither the Company nor anyone acting on its behalf consulted Marcum regarding the application of accounting principles to any completed or proposed transactions nor regarding any matter that was the subject of a disagreement with the Company’s independent accountant or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

In deciding to appoint Marcum, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Marcum and concluded that Marcum has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Elliot M. Maza
Name:	Elliot M. Maza
Title:	President and Chief Executive Officer

Date: December 13, 2017